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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported):  April 10, 1996



                               WESBANCO, INC.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)



       WEST VIRGINIA                    0-8467                55-0571723
- ----------------------------    ---------------------     -------------------
(State or Other Jurisdiction    (Commission File No.).      (IRS Employer
    of Incorporation)                                     Identification No.)



1 Bank Plaza, Wheeling, West Virginia                     26003
- ----------------------------------------                ----------
(Address of Principal Executive Offices)                (Zip Code)



                            (304) 234-9000
          ----------------------------------------------------
          (Registrant's Telephone Number, Including Area Code)








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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


(a)  Previous independent accountants
     --------------------------------

     At a meeting held on April 10, 1996, the Executive Committee of the Board of Directors of WesBanco, Inc. (Registrant) approved the decision to replace the firm of Price Waterhouse LLP as auditors of the Registrant effective on the same date.

     The reports of Price Waterhouse LLP on the Registrant's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Registrant's financial statements for each of the two fiscal years ended December 31, 1995, and in the subsequent interim period, there were no disagreements with Price Waterhouse LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Price Waterhouse LLP, they would have made reference to the matter in their report.

     The registrant requested Price Waterhouse LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 10, 1996, is filed as
Exhibit 16 to this Form 8-K.


(b)  New independent accountants
     ---------------------------

     The Registrant engaged Ernst and Young LLP as its new independent accountants as of April 10, 1996. During the two most recent fiscal years and through April 10, 1996, the Registrant has not consulted with Ernst and Young LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a) (2)).











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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
  (a)     Financial Statements of Businesses Acquired.

          None

  (b)     Pro Forma Financial Information

          None

  (c)     Exhibits

          16  Letter re change in Certifying Accountant



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized in the City of Wheeling, State of West Virginia, on April 10, 1996.

     WESBANCO, INC.

     By:


     /s/ Edward M. George


     Edward M. George
     President & CEO